UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 3, 2015

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

001-11229	Mississippi Power Company (A Mississippi Corporation) 2992 West Beach Gulfport, Mississippi 39501 (228) 864-1211	64-0205820

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is furnished separately by two registrants: The Southern Company and Mississippi Power Company.  Information contained herein relating to each registrant is furnished by each registrant solely on its own behalf.  Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Southern Company (“Southern Company”) and Mississippi Power Company (“Mississippi Power”) are furnishing this Current Report on Form 8-K to provide investors with information regarding Mississippi Power’s updated cost estimate for completion and start-up of the integrated coal gasification combined cycle project in Kemper County, Mississippi (the “Kemper IGCC”) and the related recognition of charges to income. The information in Items 2.02 and 7.01 in this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information, including the exhibit attached hereto, shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.	Results of Operations and Financial Condition.
The information set forth below in Item 7.01 related to the updated cost estimate for completing the Kemper IGCC and the related recognition of charges to income is incorporated by reference into this Item 2.02.

Item 7.01.	Regulation FD Disclosure.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” and - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Mississippi Power, and Note 3 to the financial statements of Southern Company under “Integrated Coal Gasification Combined Cycle” and of Mississippi Power under “Integrated Coal Gasification Combined Cycle” in Item 8 of each company’s Annual

Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”). See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FINANCIAL CONDITION AND LIQUIDITY - “Capital Requirements and Contractual Obligations” of Southern Company and Mississippi Power, MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Integrated Coal Gasification Combined Cycle” of Mississippi Power, and Note (B) to the Condensed Financial Statements under “Integrated Coal Gasification Combined Cycle” in each company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 for additional information regarding the construction of the Kemper IGCC, including the cost cap set by the Mississippi Public Service Commission (the “Mississippi PSC”) of $2.88 billion, net of $245 million of grants awarded to the project by the U.S. Department of Energy under the Clean Coal Power Initiative Round 2 (the “DOE Grants”) and excluding the cost of the lignite mine and equipment, the cost of the carbon dioxide pipeline facilities, allowance for funds used during construction related to the Kemper IGCC, and certain general exceptions, including change of law, force majeure, and beneficial capital (which exists when Mississippi Power demonstrates that the purpose and effect of the construction cost increase is to produce efficiencies that will result in a neutral or favorable effect on customers relative to the original proposal for the Certificate of Public Convenience and Necessity) (the “Cost Cap Exceptions”).
In its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through November 2014 (the “November PSC Report”), Mississippi Power reported additional estimated costs subject to the cost cap in the amount of approximately $25 million related to the completion of construction of the Kemper IGCC, which included construction support costs during start-up and commissioning.  The November PSC Report also disclosed Mississippi Power’s ongoing review of potential additional costs of $20 million to $50 million, which would be completed in connection with its next monthly status report.
Following this review, on February 3, 2015, Mississippi Power further revised its cost estimate subject to the cost cap for the Kemper IGCC to include an additional adjustment of approximately $45 million related to operational readiness, start-up activities and fuel, and the completion of construction of the Kemper IGCC, including construction support costs during start-up and commissioning. The total estimated Kemper IGCC cost subject to the $2.88 billion cost cap as of December 31, 2014 was approximately $4.93 billion, net of the DOE Grants and excluding the Cost Cap Exceptions.
Mississippi Power does not intend to seek any rate recovery or joint owner contributions for any costs related to the construction of the Kemper IGCC that exceed the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions. As a result of the revised cost estimate, Southern Company and Mississippi Power recorded total pre-tax charges to income for the estimated probable losses on the Kemper IGCC of approximately $70 million ($43 million after-tax) during the fourth quarter 2014, which are in addition to previous charges totaling $1.98 billion ($1.22 billion after-tax) recognized in prior years and through September 30, 2014.
Any future cost increases and/or extensions of the in-service date with respect to the Kemper IGCC may result from factors including, but not limited to, labor costs and productivity, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, start-up activities for this first-of-a-kind technology (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC). In subsequent periods, any further changes in the estimated costs to complete construction and start-up of the Kemper IGCC subject to the $2.88 billion cost cap, net of the DOE Grants and excluding the Cost Cap Exceptions, will be reflected in Southern Company’s and Mississippi Power’s statements of income and these changes could be material.
The ultimate outcome of this matter cannot be determined at this time.
In addition, on February 3, 2015, Mississippi Power submitted its Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through December 2014 (the “December PSC Report”) to the Mississippi PSC pursuant to Docket No. 2009-UA-14.  A copy of the December PSC Report is furnished as Exhibit 99.01 to this Current Report on Form 8-K.
Exhibit

Exhibit 99.01
Kemper County Integrated Coal Gasification Combined Cycle Project Monthly Status Report through December 2014 to the Mississippi Public Service Commission submitted by Mississippi Power Company pursuant to Docket No. 2009-UA-14.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this Current Report on Form 8-K and in the December PSC Report is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning the projected cost and schedule for the completion of construction and start-up of the Kemper IGCC. Southern Company and Mississippi Power caution that there are certain factors that could cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company and Mississippi Power; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in the Form 10-K and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such forward-

looking information: changes in tax and other laws and regulations to which Mississippi Power is subject as well as changes in application of existing laws and regulations; ability to control costs and avoid cost overruns during the development and construction of facilities, which include the development and construction of generating facilities with designs that have not been finalized or previously constructed, including changes in labor costs and productivity factors, adverse weather conditions, shortages and inconsistent quality of equipment, materials, and labor, contractor or supplier delay, non-performance under construction or other agreements, operational readiness, including specialized operator training and required site safety programs, unforeseen engineering or design problems, delays associated with start-up activities (including major equipment failure and system integration), and/or operational performance (including additional costs to satisfy any operational parameters ultimately adopted by the Mississippi PSC); ability to construct facilities in accordance with the requirements of permits and licenses, to satisfy any environmental performance standards, and the requirements of tax credits and other incentives, and to integrate facilities into the Southern Company system upon completion of construction; advances in technology; actions related to cost recovery for the Kemper IGCC, including actions relating to proposed securitization, Mississippi PSC approval of Mississippi Power’s proposed rate recovery plan, as ultimately amended, which currently includes the ability to complete the proposed sale of an interest in the Kemper IGCC to South Mississippi Electric Power Association, the ability to utilize bonus depreciation, which currently requires that assets be placed in service in 2015, and satisfaction of requirements to utilize investment tax credits and grants; Mississippi PSC review of the prudence of Kemper IGCC costs; the outcome of any legal or regulatory proceedings regarding any settlement agreement between Mississippi Power and the Mississippi PSC, the March 2013 rate order approving retail rate increases consistent with the terms of the settlement agreement, or the State of Mississippi legislation designed to enhance the Mississippi PSC’s authority to facilitate development and construction of baseload generation in the State of Mississippi; and the ability of counterparties of Mississippi Power to make payments as and when due and to perform as required. Southern Company and Mississippi Power expressly disclaim any obligation to update any forward-looking information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2015	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Corporate Secretary

MISSISSIPPI POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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